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                                  EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors


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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors


Board of Directors
Tyler Technologies, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tyler Technologies, Inc. Stock Option Plan of our report dated March 19, 1999 (except for the second paragraph of Note 3, as to which the date is March 26, 1999), with respect to the consolidated financial statements and schedule of Tyler Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP

Dallas, Texas
June 25, 1999